Exhibit 10.18

SUBLEASE AGREEMENT

BETWEEN

ORACLE USA, INC.

AND

TRANSCEND SERVICES, INC.

One Glenlake

Fulton County

Atlanta, Georgia

Portion of the Thirteenth (13th) Floor

SUBLEASE

THIS SUBLEASE (“Sublease”) is entered into as of July 2nd, 2007, by and between ORACLE USA, INC., a Colorado corporation (“Sublandlord”) and TRANSCEND SERVICES, INC., a Delaware corporation (“Subtenant”), with reference to the following facts:

A. Pursuant to that certain Lease dated September 10, 2000 (the “Original Master Lease”), as the same has been amended by that certain First Amendment to Lease Agreement dated as of October 11, 2002 (the “First Amendment”), by that certain Second Amendment to Lease Agreement dated as of May 30, 2003 (the “Second Amendment”), by that certain Third Amendment to Lease Agreement dated as of December 14, 2003 (the “Third Amendment”) by that certain Fourth Amendment to Lease Agreement dated as of March 17, 2004 (the “Fourth Amendment”), and by that certain Fifth Amendment to Lease Agreement dated as of March 30, 2005 (the “Fifth Amendment”) (the Original Master Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, being referred to herein as the “Master Lease”), Wells Operating Partnership II, L.P. (“Landlord”), as Landlord, leases to Sublandlord, as successor in interest to Siebel Systems, Inc., as tenant, certain space (the “Master Lease Premises”) consisting of approximately 155,011 rentable square feet located in the Building located at One Glenlake, Fulton County, Atlanta, Georgia (the “Building”).

B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, a portion of the Master Lease Premises consisting of approximately, 10,265 rentable square feet of space located on the thirteenth (13th) floor of the Building and more particularly described on the floor plan attached hereto as Exhibit A and incorporated herein by reference (the “Subleased Premises”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set and incorporated herein by reference, the Subleased Premises.

2. Term.

(a) Generally. The term of this Sublease (“Term”) shall commence on the date (the “Commencement Date”) that is the later to occur of (x) October 1, 2007 or (y) the date that Sublandlord delivers possession of the Subleased Premises to Subtenant and (z) the date upon which Sublandlord procures Landlord’s consent to this Sublease (the “Consent”, and the date upon which Sublandlord procures and delivers the Consent to Subtenant being the “Effective Date”) and end on January 31, 2015 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof.

(b) Early Access. Subtenant and Subtenant’s representatives shall have the right to enter the Subleased Premises from and after the Effective Date (the date upon which Subtenant first has such access to the Subleased Premises being referred to herein as the “Early Access Date”) for the sole purposes of constructing Subtenant Improvements (defined in Section 14.2 below), installation of Subtenant’s personal property and the testing of equipment, furniture, fixtures and voice and data cabling, all subject to the terms, conditions and requirements of the Master Lease. All of the rights and obligations of the parties under this Sublease (other than Subtenant's obligation to pay Base Rent, but expressly including without limitation Subtenant’s obligation to pay excess utility charges pursuant to the Master Lease, Subtenant’s obligation to carry insurance pursuant to the Master Lease, and Subtenant’s indemnification obligations, and/or liability for damages, reasonable costs and expenses incurred by Sublandlord by reason of any default by Subtenant or failure on Subtenant’s part to comply with the terms of this Sublease) shall commence upon the Early Access Date, and Subtenant shall be deemed to occupy the Subleased Premises from and after the Early Access Date. Subtenant shall be liable for any damages to the Subleased Premises caused by Subtenant’s activities at the Subleased Premises from and after the Early Access Date and, prior to entering the Subleased Premises, Subtenant shall obtain all insurance it is required to obtain hereunder and shall provide certificates of such insurance to Sublandlord. Subtenant shall coordinate such entry with Sublandlord, and such entry shall be made in compliance with all terms and conditions of this Sublease, the Master Lease and the rules and regulations attached to the Master Lease.

3. Rent.

3.1 Rent Payments.

(a) Generally. From and after the October 1, 2008 (the “Rent Commencement Date”), Subtenant shall pay to Sublandlord as base rent for the Subleased Premises during the Term (“Base Rent”) the following:

Period	Annual Base Rent Per Rentable Square Foot	Monthly Base Rent
October 1, 2007 - September 30, 2008	$19.50	$16,680.63
October 1, 2008 - September 30, 2009	$20.09	$17,185.32
October 1, 2009 - September 30, 2010	$20.69	$17,698.57
October 1, 2010 - September 30, 2011	$21.31	$18,228.93
October 1, 2011 - September 30, 2012	$21.95	$18,776.40
October 1, 2012 - September 30, 2013	$22.61	$19,340.97
October 1, 2013 - September 30, 2014	$23.28	$19,914.10
October 1, 2014 - Expiration Date	$23.98	$20,512.89

Base Rent shall be paid on the first day of each month of the Term following the Rent Commencement Date, except that Subtenant shall pay one (1) month's Base Rent to Sublandlord upon execution of this Sublease and delivery of this Sublease to Sublandlord; such prepaid Base Rent will be applied towards Base Rent first due and payable following the Rent Commencement Date. If the Rent Commencement Date is not the first day of a calendar month or if the Term does not end on the last day of a calendar month, the Base Rent and Additional Rent (hereinafter defined) for any partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant or wire transfer, to Sublandlord at the following address:

1001 Sunset Boulevard

Rocklin, CA 95765

Attn: Lease Administration

or to such other persons or at such other places as Sublandlord may designate in writing.

(b) Abatement. Notwithstanding Section 3(a) above to the contrary, so long as Subtenant is not in default under this Sublease, Subtenant shall be entitled to an abatement of Base Rent and Operating Costs for the first year of the Term (the “Rent Abatement Period”). The total amount of Rent abated during the Rent Abatement Period is referred to herein as the “Abated Rent”. If Subtenant defaults hereunder at any time during the Term and fails to cure such default within any applicable cure period, all then-unamortized Abated Rent (assuming amortization of Abated Rent on a straight-line basis over the Term) shall immediately become due and payable. The payment by Subtenant of the Abated Rent in the event of a default shall not limit or affect any of Sublandlord's other rights, pursuant to this

Sublease or at law or in equity. During the Rent Abatement Period, only Rent shall be abated, and all other costs and charges specified in this Sublease shall remain as due and payable pursuant to the provisions of this Sublease.

3.2 Operating Costs.

(a) Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

(1) “Additional Rent” shall mean the sums payable pursuant to Section 3.2(b) below.

(2) “Base Operating Costs” shall mean Operating Costs payable by Sublandlord to Landlord for the Master Lease Premises during the Base Year.

(3) “Base Year” shall mean the calendar year 2008.

(4) “Operating Costs” shall mean the aggregate of “Excess Operating Costs” and “Excess Taxes” (as defined in the Master Lease) charged by Landlord to Sublandlord pursuant to the Master Lease. In no event shall Sublandlord receive duplicate reimbursement or payments of any Excess Operating Costs (including, without limitation, from other subtenants of Sublandlord in the Building) charged by Landlord.

(5) “Rent” shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent”, all of which are deemed and designated as rent pursuant to the terms of this Sublease.

(6) “Subtenant’s Percentage Share” shall mean 6.62%. Subtenant’s Percentage Share has been obtained by dividing the Rentable Area of the Subleased Premises by the Rentable Area of the Master Lease Premises and multiplying such quotient by 100. In the event Subtenant’s Percentage Share is changed during a calendar year by reason of a change in the Rentable Area of the Subleased Premises or the Master Lease Premises, Subtenant’s Percentage Share shall thereupon be adjusted to equal the result obtained by dividing the Rentable Area of the Subleased Premises by the Rentable Area of the Master Lease Premises and multiplying such quotient by 100. Subtenant’s Percentage Share shall be determined on the basis of the number of days during such calendar year at each such percentage share.

(b) Payment of Additional Rent. In addition to the Base Rent payable pursuant to Section 3.1 above, from and after the expiration of the Base Year, for each calendar year of the Term following the expiration of the Base Year, Subtenant, as Additional Rent, shall pay Subtenant’s Percentage Share of the amount by which Operating Costs payable by Sublandlord for the then current calendar year exceed Base Operating Costs. Sublandlord shall give Subtenant written notice of Sublandlord’s estimate of the amount of Additional Rent per month payable pursuant to this Section 3.2(b) for each calendar year after the Base Year promptly following the Sublandlord’s receipt of Landlord’s estimate of the Operating Costs payable under the Master Lease. Thereafter, the Additional Rent payable pursuant to this Section 3.2(b) shall be determined and adjusted in accordance with the provisions of Section 3.2(c) below.

(c) Procedure. The determination and adjustment of Additional Rent payable hereunder shall be made in accordance with the following procedures:

(1) Delivery of Estimate; Payment. Upon receipt of a statement from Landlord specifying the estimated Operating Costs to be charged to Sublandlord under the Master Lease with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of Additional Rent payable under Section 3.2(b) for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord’s estimate may change from time to time), together with a copy of the statement and all supporting documentation received from Landlord. On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount together with the Base Rent.

(2) Sublandlord’s Failure to Deliver Estimate. In the event Sublandlord’s notice set forth in Subsection 3.2(c)(1) is not given on or before December of the calendar year preceding the calendar year for which Sublandlord’s notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice. If the monthly installment of the new estimate of such Additional Rent is less than the monthly installment of the estimate for the previous calendar year, Sublandlord shall apply against Subtenant’s Base Rent next due and payable an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the deliver of such notice.

(d) Year End Reconciliation. Within thirty (30) days after the receipt by Sublandlord of a final statement of Operating Costs from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of the adjustment to be made pursuant to Section 3.2 above for the calendar year just ended (“Sublandlord's Statement”), together with a copy of any corresponding statement received by Sublandlord from Landlord. If on the basis of such statement Subtenant owes an amount that is less than the estimated payments actually made by Subtenant for the calendar year just ended, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the term of this Sublease is about to expire, promptly refund such excess to Subtenant. If on the basis of such statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the statement from Sublandlord to Subtenant. In the event that Sublandlord performs an audit of Excess Operating Costs and Excess Taxes charged by Landlord pursuant to the Master Lease and discovers that, as a result of an overcharge by Landlord, Subtenant has overpaid Operating Costs, Sublandlord will return to Subtenant an amount equal to any such overpayment by Subtenant upon receipt of Landlord’s reimbursement to Sublandlord of the amount of such overpayment.

4. Security Deposit. Concurrently with Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of $20,512.89 (the “Security Deposit”). The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the provisions of this Sublease to be performed or observed by Subtenant. If Subtenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provisions of this Sublease after all applicable cure periods, Sublandlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other sum in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant’s default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, Subtenant shall within ten (10) business days after receipt of written notice therefor deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Subtenant’s failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts. If Subtenant performs all of Subtenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without interest, to Subtenant (or, at Sublandlord’s option, to the last assignee, if any, of Subtenant’s interest hereunder) following the expiration of the Term, and after Subtenant has vacated the Subleased Premises; in addition to any other deductions Sublandlord is entitled to make pursuant to the terms hereof, Sublandlord shall have the right to make a good faith estimate of any unreconciled Operating Costs as of the date of expiration and to deduct any anticipated shortfall from the Security Deposit. Such estimate shall be final and binding upon Subtenant. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit.

5. Use and Occupancy.

5.1 Use. The Subleased Premises shall be used and occupied only for general office use, and for no other use or purpose.

5.2 Compliance with Master Lease. Subtenant agrees that it will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Except to the extent caused by Sublandlord’s negligence or willful misconduct, Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including attorneys fees) and damages of any land or nature whatsoever arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Any other provision in this

Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of a request by Subtenant for, or use by Subtenant of, additional or over-standard Building services from Landlord (for example, but not by way of limitation, charges associated with after-hour HVAC usage and overstandard electrical charges).

5.3 Landlord’s Obligations. Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any, except to the extent that the same is due to Sublandlord’s negligence or willful misconduct; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant’s obligations under this Sublease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance upon Subtenant’s request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord. Notwithstanding the foregoing to the contrary, if Sublandlord is entitled to an abatement of rent payable under the Master Lease as a result of an event which affects the Subtenant’s ability to use the portion of the Master Lease Premises in which the Subleased Premises are located, Subtenant will be afforded a similar abatement of Rent payable hereunder to the extent that the abatement under the Master Lease applies to such area.

6. Master Lease and Sublease Terms.

6.1 Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. Additionally, Subtenant’s rights under this Sublease shall be subject to the terms of the Consent. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease.

6.2 Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “landlord” is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean Subtenant. Any nonliability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (a) of access or inspection, (b) to do work in the Master Lease Premises or in the Building (provided that Sublandlord shall use commercially reasonable efforts not to unreasonably interfere with Subtenant’s use or occupancy of the Subleased Premises), (c) in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

6.3 Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(a) Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(b) Deliveries. In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

(c) Damage: Condemnation. Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain.

(d) Insurance. In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

6.4 Exclusions. Notwithstanding the terms of Section 7.2 above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease:

(a) Original Master Lease: Basic Lease Information, Section 2.2.2, Section 2.2.3, Article 3 (except final three (3) sentences), Section 4.1.4, Section 9.3, Section 15.1, Article 17, Article 18, Section 20.1, Section 20.4, Section 20.12, Section 20.14, Article 21, Article 22, Article 23, Article 24, Articles 26, 27, 28, 29 30, Exhibit A, Exhibit B, Exhibit B-l, Exhibit B-2, Exhibit F, Exhibit G, Exhibit H.

(b) First Amendment: All.

(c) Second Amendment: All.

(d) Third Amendment: All.

(e) Fourth Amendment: All.

(f) Fifth Amendment. All.

6.5 Modifications. Notwithstanding the terms of Section 6.2 above, the following provisions of the Master Lease are modified as described below for the purpose of their incorporation into this Sublease:

(a) With respect to the incorporation of Section 5.2 of the Original Master Lease into this Sublease, Subtenant shall not be entitled to an abatement on Base Rent or Additional Rent as described therein unless, and to the extent that, Sublandlord is entitled to a similar abatement of Base Rent and/or Additional Rent with respect to the portion of the Master Lease Premises which includes the Subleased Premises concurrently.

(b) With respect to the incorporation of Section 8.1 of the Original Master Lease into this Sublease, the sum of Two Hundred Thousand Dollars ($200,000) described therein in the definition of “De Minimis Alterations” shall, for the purposes of incorporation into this Sublease, be the sum of Fifty Thousand Dollars ($50,000). Additionally, for the purposes of the incorporation of Article 8 of the Original Master Lease into this Sublease, if and to the extent there are any conflicts between Article 8 and the provisions of Section 15.2 below, the provisions of Section 15.2 below will control.

(c) With respect to the incorporation by reference of the provisions of Article 16 of the Original Master Lease into this Sublease, if and to the extent that the provisions of said Article 16 conflict with the provisions of Section 14 or 15 below, the provisions of Sections 14 and 15 below shall control.

7. Assignment and Subletting. Subtenant shall not assign this Sublease or further sublet all or any part of the Subleased Premises except subject to and in compliance with all of the terms and conditions of Article 6 of the Original Master Lease, and Sublandlord (in addition to Master Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under such Article 6. Subtenant shall pay all fees and costs payable to Landlord pursuant to the Master Lease in connection with any proposed assignment, sublease or transfer of the Subleased Premises, together with all of Sublandlord’s reasonable and actual out-of-pocket costs relating to Subtenant’s request for such consent, regardless of whether such consent is granted, and the effectiveness of any such consent shall be conditioned upon Master Landlord’s and Sublandlord’s receipt of all such fees and costs.

8. Default. Except as expressly set forth herein, Subtenant shall perform all obligations in respect of the Subleased Premises that Sublandlord would be required to perform pursuant to the Master Lease. It shall constitute an event of default hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure after delivery of any written notice required under this Sublease and passage of fifty percent (50%) of any applicable grace or cure period provided in the Master Lease as modified, if at all, by the provisions of this Sublease, provided that with respect to non-monetary defaults, Subtenant’s cure period shall be the longer of (A) one-half of, or (B) five (5) days less than, the actual cure period provided for such non-monetary default under the Master Lease.

9. Remedies. In the event of any default hereunder by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” in the Master Lease as if an event of default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Without limiting the generality of the foregoing, Sublandlord may continue this Sublease in effect after Subtenant’s breach and abandonment and recover Rent as it becomes due. Sublandlord may resort to its remedies cumulatively or in the alternative.

10. Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant’s account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) the default interest rate under the Master Lease or (ii) the maximum rate allowable under law (the “Interest Rate”) from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant’s obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord’s remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.

11. Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter.

12. Sublandlord’s Liability. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and /or assigns to perform or cause to be performed Landlord’s obligations under the Master Lease, (b) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (c) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant’s intended uses. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord’s stockholders, directors, officers, or partners on account of any of Sublandlord’s obligations or actions under this Sublease. As used in this Sublease, the term “Sublandlord” means the holder of the tenant’s interest under the Master Lease and “Sublandlord” means the holder of Sublandlord’s interest under this Sublease.

13. Attorneys’ Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorney’s fees and costs from the other party.

14. Delivery of Possession.

14.1 Generally. Except to the extent otherwise expressly provided herein, Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their “AS IS” condition as the Subleased Premises exists on the date hereof. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture other than the Furniture, defined below, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant's occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in the same condition and repair as of the Commencement Date hereof, reasonable wear and tear and casualty excepted; Subtenant expressly acknowledges that both Landlord (in accordance with Section 16.2 of the Original Master Lease) and Sublandlord will have the option to require that Subtenant remove some or all of any Subtenant Improvements (defined below) at the expiration or sooner termination of this Sublease; Sublandlord agrees that Sublandlord’s election to require Subtenant to remove any Subtenant Improvements will be made concurrently with Sublandlord’s consent to such Subtenant Improvements and that Subtenant will not be required to remove the firewall from the Subleased Premises.

14.2 Subtenant’s Improvements.

(a) Generally. If Subtenant intends to construct improvements within the Subleased Premises (“Subtenant Improvements”), all Subtenant Improvements shall be carried out in accordance with the Master Lease; Subtenant will be required to demise the Subleased Premises at Subtenant’s sole cost. Sublandlord will have the right to reasonably approve the plans and specifications for any proposed Subtenant Improvements, as well as any contractors whom Subtenant proposes to retain to perform such work. Accordingly, Subtenant will submit all such information for Sublandlord’s review and written approval prior to commencement of any such work. Sublandlord will diligently work with Subtenant to obtain Landlord’s approval of the Subtenant’s Initial Improvements. Promptly following the completion of any Subtenant Improvements or subsequent alterations or additions by or on behalf of Subtenant, Subtenant will deliver to Sublandlord a reproducible copy of “as built” drawings of such work together with a CAD file of the “as-built” drawings in the then-current version of AutoCad.

(b) Code-Required Work. If the performance of any Subtenant Improvements or other work by Subtenant within the Subleased Premises “triggers” a requirement for code-related upgrades to or improvements of the Subleased Premises or any common areas, Subtenant shall be responsible for the cost of such code-required upgrade or improvements. Notwithstanding anything contained herein to the contrary, Subtenant shall not be required to modify any existing demising or corridor wall.

15. Holding Over. If Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of this Sublease, occupancy of the Subleased Premises after the termination or expiration shall be that of a tenancy at sufferance. Subtenant’s occupancy of the Subleased Premises during the holdover shall be subject to all the terms and provisions of this Sublease and Subtenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to one hundred fifty percent (150%) of the sum of the Base Rent due for the period immediately preceding the holdover. No holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease shall be construed to extend the Term or prevent Sublandlord from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Sublandlord is unable to deliver possession of the Subleased Premises to a new subtenant or to Landlord, as a result of Subtenant’s holdover, Subtenant shall be liable to Sublandlord for all damages, including, without limitation, consequential damages, that Sublandlord suffers from the holdover; Subtenant expressly acknowledges that such damages may include all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant's holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises.

16. Parking. During the Term Subtenant shall be permitted to use 3.4 parking spaces per 1,000 rentable square feet in the Subleased Premises (i.e., 35 spaces based upon the initial Subleased Premises) of the parking spaces allocated to Sublandlord in the Master Lease.

17. Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed: (i) if to Sublandlord, at the following addresses:

Oracle USA, Inc. c/o Oracle Corporation 1001 Sunset Boulevard Rocklin, California 95765 Attn: Lease Administration
with a copy to:
Oracle USA, Inc. c/o Oracle Corporation 500 Oracle Parkway Box 5OP7 Redwood Shores, California 94065 Attn: Legal Department

and (ii) if to Subtenant, at the following address:

_____________________________ _____________________________ _____________________________ Attn:____________________

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

18. Brokers. Subtenant represents that it has dealt directly with and only with ICON Commercial (“Subtenant’s Broker”), as a broker in connection with this Sublease. Sublandlord represents that it has dealt directly with and only with Jones Lang Lasalle Americas, Inc. (“Sublandlord’s Broker”), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than Subtenant’s Broker and Sublandlord’s Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that Subtenant’s Broker and Sublandlord’s Broker shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement.

19. Furniture. During the Term, at no charge to Subtenant, Subtenant shall be permitted to use the existing modular and office furniture and cabling located in the Subleased Premises and described in more particular detail in Exhibit C attached hereto (the “Furniture”). Subtenant shall accept the Furniture in its current condition without any warranty of fitness from Sublandlord (Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Subleased Premises); for purposes of documenting the current condition of the Furniture, Subtenant and Sublandlord shall, prior to the Commencement Date, conduct a joint walk-through of the Subleased Premises in order to inventory items of damage or disrepair in the Furniture. Subtenant shall use the

Furniture only for the purposes for which such Furniture is intended and shall be responsible for the proper maintenance, care and repair of the Furniture, at Subtenant’s sole cost and expense, and using maintenance contractors specified by Sublandlord. No item of Furniture shall be removed from the Subleased Premises without Sublandlord’s prior written consent. Subtenant shall not modify, reconfigure or relocate any furniture except with the advanced written permission of Sublandlord, and any work of modifying any Furniture (including, without limitation, changing the configuration of, “breaking down” or reassembly of cubicles or other modular furniture) shall be performed at Subtenant’s sole cost using Sublandlord’s specified vendors or an alternate vendor approved in writing by Sublandlord (such approval to be granted or withheld on Sublandlord’s good faith discretion, based upon Sublandlord’s assessment of factors which include, without limitation, whether the performance by such vendor will void applicable warranties for such furniture and whether such vendor is sufficiently experienced in the design of such furniture). On or about the date of expiration of this Sublease, Subtenant will purchase the Furniture from Sublandlord in its then “as-is” condition for the sum of $10.00. Subtenant will be responsible for the timely removal of the Furniture from the Subleased Premises.

20. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

21. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of Georgia. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

22. Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

23. Signage. Subject to Landlord’s approval, Subtenant will be allowed, at Subtenant’s sole cost to install Building Standard lobby directory signage and Building Standard suite signage identifying the Subtenant at the Subleased Premises.

IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

SUBLANDLORD:	ORACLE USA, INC., a Colorado corporation

By:	/s/ Daniel Cooperman
Print Name:	DANIEL COOPERMAN
Title:	Senior Vice President General Counsel & Secretary

SUBTENANT:	TRANSCEND SERVICES, INC., a Delaware corporation

By:	/s/ Larry Gerdes
Print Name:	LARRY GERDES
Its:	CEO

EXHIBIT A

Subleased Premises

1

EXHIBIT B

Commencement Agreement

Date

Subtenant	Transcend Services
Address

Attention:

Re:	Commencement Letter with respect to that certain Sublease dated as of the day of , 2007, by and between ORACLE USA, INC., a Colorado corporation, as Sublandlord, and TRANSCEND SERVICES, INC., a Delaware corporation, as Subtenant, for 10,265 (subject to BOMA measurement) rentable square feet on the thirteenth (13th) floor of the Building located at One Glenlake, Atlanta, Georgia.

Dear	:

In accordance with the terms and conditions of the above referenced Sublease, Subtenant accepts possession of the Subleased Premises and agrees:

1.	The Commencement Date is ;

2.	The Rent Commencement Date is ;

3.	The Schedule of Base Rent payable under the Sublease is ;

4.	The Expiration Date is .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Authorized Signatory

Agreed and Accepted:

Subtenant:

By:
Name:
Title:
Date:

1

EXHIBIT C

Furniture Inventory

1

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (this “Consent”) is executed as of the 9 day of July 2007, by and among WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (“Landlord”), ORACLE USA, INC., a Colorado corporation (“Sublandlord”), TRANSCEND SERVICES, INC., a Delaware corporation (“Subtenant”).

RECITALS

WHEREAS, Landlord and Sublandlord (as successor-in-interest to Siebel Systems, Inc.) (as “Tenant”) are parties to that certain Lease, originally dated as of September 10, 2000 (the “Original Lease”) , as the same has been amended by that certain First Amendment to Lease Agreement dated as of October 11, 2002 (the “First Amendment”), by that certain Second Amendment to Lease Agreement dated as of May 30, 2003 (the “Second Amendment”), by that certain Third Amendment to Lease Agreement dated as of December 14, 2003 (the “Third Amendment”) by that certain Fourth Amendment to Lease Agreement dated as of March 17, 2004 (the “Fourth Amendment”), and by that certain Fifth Amendment to Lease Agreement dated as of March 30, 2005 (the “Fifth Amendment”) (the Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, being referred to herein as the “Lease”), for certain space (the “Leased Premises”) more particularly described in the Lease.

WHEREAS, Sublandlord and Subtenant have entered into that certain Sublease Agreement, dated as of June 26, 2007 (the “Sublease”), pursuant to which Sublandlord shall sublease to Subtenant a portion of the Leased Premises consisting of 10,265 rentable square feet (the “Subleased Premises”).

WHEREAS, pursuant to the terms of the Lease, Sublandlord must obtain the consent of Landlord to the subletting.

NOW, THEREFORE, in consideration of the foregoing, Landlord does agree as follows:

1. Landlord hereby consents to the subletting for in the Sublease. This Consent and the occupancy of the Subleased Premises by the Subtenant shall not be deemed a consent to the making of any alterations, installing of any signs, any further subletting or assignment of the Subleased Premises or to any other provisions contained in the Sublease, other than the subletting itself and other than as specifically set forth herein.

2. This Consent and the occupancy of the Subleased Premises by Subtenant shall not be deemed to be a waiver or release of any of the obligations of Sublandlord under the Lease. Nothing contained in the Sublease or in this Consent shall be deemed a waiver, modification or amendment of the Lease or any of Sublandlord’s obligations thereunder including, but not limited to, the obligation to pay Base Rent, Additional Rent and any other charges under the Lease and the obligation to obtain Landlord’s approval of plans and specifications and contractors and to pay any fees applicable thereto, all in accordance with the Lease, prior to making alterations in any portion of the Subleased Premises.

3. Sublandlord and Subtenant agree that they will not modify, alter or amend the Sublease without the prior written consent of Landlord. This Consent may not be changed,

amended or modified in any manner other than by agreement in writing specifically referring to this Consent and executed by Landlord, Sublandlord and Subtenant.

4. The Sublease shall in all respects be subject and subordinate to the Lease and to all modifications, amendments and extensions thereof, and any term, condition or provision contained in the Sublease in conflict with the Lease shall be null and void as to Landlord (although effective between Sublandlord and Subtenant) notwithstanding Landlord’s consent to the subletting. Subject to Landlord's rights in Paragraph 6 below, any termination of the Lease shall result in a termination of the Sublease.

5. Nothing contained in this Consent shall be deemed a waiver of Landlord’s right to approve or disapprove of any further or additional subletting of the Premises or the Subleased Premises or any assignment of either the Lease or the Sublease.

6. If Landlord shall recover or come into possession of the Subleased Premises before the stated expiration date of the Lease, Landlord shall have the right, but not the obligation, to take over the Sublease and to succeed to all rights of Sublandlord thereunder, Sublandlord hereby assigning (effective as of the date of Landlord’s succession to Sublandlord’s estate in the Subleased Premises) the Sublease if Landlord shall elect to take over. The subletting thereunder is subject to the condition that, from and after the termination of the Lease or re-entry by Landlord thereunder or other succession by Landlord to Sublandlord’s estate in the Sublease Premises, Subtenant hereby waives any right to surrender possession or to terminate the Sublease and, at Landlord’s election, shall be bound to Landlord for the balance of the term thereof and shall attorn to and recognize Landlord as its landlord, under all of the then executory terms of the Sublease, except that Landlord shall not be (a) liable for any previous act, omission or negligence of Sublandlord under the Sublease, (b) subject to any counterclaim, defense or offset theretofore accruing to Subtenant against Sublandlord, (c) bound by any previous modification or amendment of the Sublease made without Landlord’s consent or by any previous prepayment of more than one month’s rent and additional rent unless paid as provided in the Sublease, or (d) obligated to perform any repairs or other work in the Subleased Premises or the Building beyond Landlord’s obligations under the Lease, and Subtenant shall execute and deliver such instruments as Landlord may reasonably request to evidence and confirm such attornment.

7. Upon the occurrence of any default by Sublandlord of its obligations under the Lease, Landlord may elect, by written notice to Sublandlord and Subtenant, to require Subtenant to pay all rental and other amounts due under the Sublease directly to Landlord. Landlord will apply any and all such payments first to the costs necessary to cure Sublandlord’s default and then to Sublandlord’s outstanding rental and other payment obligations under the Lease. Sublandlord hereby authorizes Subtenant to comply, without inquiry, with any such written directive received from Landlord.

8. The provisions of this Consent shall bind and inure to the benefit of Sublandlord, Subtenant and their respective successors and assigns. The word “Landlord” as used herein shall mean not only the original Landlord named in the first paragraph of this Consent but also all future owners of the property in which the Subleased Premises is located. The word “Subtenant” as used herein shall mean not only the original Subtenant named in the first paragraph of this Consent but also all future holders of the tenant’s leasehold estate under the Sublease (but only such future holders that have been consented to by Landlord as required herein).

9. Sublandlord and Subtenant represent and warrant to Landlord that (except with respect to ICON Commercial Interests, Inc., who has represented Subtenant and whose commission is to be paid by Sublandlord or Subtenant pursuant to separate agreement, and except with respect to Jones Lang LaSalle Americas, Inc., who has represented Sublandlord and whose commission is to be paid by Sublandlord pursuant to a separate agreement) no broker, agent, commissioned salesman, or other person has represented Sublandlord or Subtenant in the negotiations for and procurement of the Sublease and of the premises demised thereunder and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commissioned salesman, or other person. Sublandlord and Subtenant agree to pay to the aforesaid brokers all commissions, fees or compensation of any kind which are due and payable to such brokers. Sublandlord and Subtenant agree to indemnify and hold Landlord harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys’ fees and court costs incurred in connection with any such claims, suits, or judgments) for any fees, commissions or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship with Sublandlord or Subtenant.

10. For purposes of the Lease, the Sublease and this Consent, the address for all notices to be sent to Landlord, Sublandlord and Sublessee shall be as follows:

as to Landlord:

Wells Operating Partnership II, LP

6200 The Corners Parkway

Norcross, GA 30092 Attn: Steve Campbell

as to Sublandlord:

Oracle USA, Inc.

c/o Oracle Corporation

1001 Sunset Boulevard

Rocklin, California 95765

Attn: Lease Administration

with a copy to:

Oracle USA, Inc.

c/o Oracle Corporation

500 Oracle Parkway

Box 5OP7

Redwood Shores, California 94065

Attn: Legal Department

as to Sublessee:

______________________________
______________________________
______________________________
Attn:__________________________

with a copy to:

______________________________
______________________________
______________________________
Attn:__________________________

11. The provisions hereof shall be construed in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, the undersigned has executed this Consent as of the day and year first above written.

LANDLORD:

WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership

By:	Wells Real Estate Investment Trust II, Inc. a Maryland company, its General Partner

	By:	/s/ Randall D. Fretz
	Name:	Randall D. Fretz
	Its:	Sr. Vice President

SUBLANDLORD:

ORACLE USA, INC., a Colorado corporation

By:	/s/ Daniel Cooperman
Name:	Daniel Cooperman
Title:	Senior Vice President General Counsel & Secretary

Attest:
Name:
Title:

SUBTENANT:

TRANSCEND SERVICES, INC., a Delaware corporation

By:	/s/ Larry Gerdes
Name:	Larry Gerdes
Title:	CEO